                              REINSURANCE AGREEMENT

                         referred to as the "Agreement"

                                   BETWEEN THE

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       OF

                            WORCESTER, MASSACHUSETTS

                                     #5785-1

                 referred to in this Agreement as the "Company"

                                     AND THE

                     LIFE REASSURANCE CORPORATION OF AMERICA

                                       OF

                              STAMFORD, CONNECTICUT

                   referred to in this Agreement as "Life Re"
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                                TABLE OF CONTENTS

ARTICLE I - AUTOMATIC REINSURANCE                                                                          1
        1.       Insurance                                                                                 1
        2.       Coverages                                                                                 2
        3.       Jumbo Risk                                                                                2
        4.       Regular Limits of Retention                                                               3

ARTICLE II - FACULTATIVE REINSURANCE                                                                       3

ARTICLE III - LIABILITY                                                                                    3
        1.       Automatic Reinsurance Liability                                                           3
        2.       Facultative Reinsurance Liability                                                         4

ARTICLE IV - AMOUNT OF INSURANCE                                                                           4
        1.       Amounts                                                                                   4
        2.       Minimum Amounts                                                                           5

ARTICLE V - PROCEDURES TO EFFECT BULK REINSURANCE                                                          5
        1.       General Information                                                                       5
        2.       Automatic Reinsurance                                                                     5
        3.       Facultative Reinsurance                                                                   6
        4.       Annual Reports                                                                            6

ARTICLE VI - PREMIUMS                                                                                      7
        1.       Life Insurance                                                                            7
        2.       Preliminary Term Insurance                                                                8
        3.       Premium Taxes                                                                             8
        4.       Payments                                                                                  8
        5.       Nonpayment of Reinsurance Premiums                                                        8
        6.       Misstatements                                                                             9

ARTICLE VII - CLAIMS                                                                                       9
        1.       Notice                                                                                    9
        2.       Authorization for Payment                                                                 9
        3.       Payment                                                                                  10
        4.       Expenses                                                                                 10
        5.       Misstatements                                                                            11
        6.       Contested Claims                                                                         11
        7.       Unusual Expenses                                                                         14
        8.       Assistance and Advice                                                                    15

                                                       AUTOMATIC NON REFUND BULK
                                                                  UNIVERSAL LIFE
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                                                   Table of Contents cont. . . .

LIFEARTICLE VIII - RECAPTURE                                                                              15
        1.       Recapture                                                                                15
        2.       Method of Recapture                                                                      15

ARTICLE IX - REDUCTIONS, REINSTATEMENTS AND CHARGES                                                       16
        1.       Reductions and Terminations                                                              16
        2.       Reinstatements                                                                           17
        3.       Nonforfeiture Benefits                                                                   17
        4.       Policy Loans                                                                             18
        5.       Contractual Conversions and Exchanges                                                    18
        6.       Non Contractual Exchanges                                                                18

ARTICLE X - INSOLVENCY                                                                                    19

ARTICLE XI - ARBITRATION                                                                                  20

ARTICLE XII - GENERAL PROVISIONS                                                                          21
        1.       Policy Forms and Rates                                                                   21
        2.       Reinsurance Conditions                                                                   22
        3.       Expenses                                                                                 22
        4.       Errors and Omissions                                                                     22
        5.       Offset                                                                                   22
        6.       Inspection                                                                               23

ARTICLE XIII - DURATION OF AGREEMENT                                                                      23

ARTICLE XIV - EXECUTION                                                                                   24

Schedule A - Retention and Reinsurance Limits
Schedule B - Bulk Reporting Forms
Schedule C - Premiums and Discounts

                                                       AUTOMATIC NON REFUND BULK
                                                                  UNIVERSAL LIFE


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     The Company and Life Re mutually agree to reinsure on the terms and conditions set out below. This Agreement is solely between the Company and Life Re, and performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance shall anyone other than the Company or Life Re have any rights under this Agreement.

                                    ARTICLE I

                              AUTOMATIC REINSURANCE

         1.       INSURANCE

                  The Company will cede and Life Re will accept reinsurance under policies written by the Company on citizens of the United States or Canada domiciled in the United States or Canada at the time of policy issue, whose surnames begin with the letters shown in Schedule
         A. When the Company retains its maximum limit of retention, as shown in
         Part I of Schedule A, the Company will cede and Life Re will accept automatically reinsurance in amounts not exceeding the amounts per life in Part II of Schedule A of this Agreement. Where the Company has more than one agreement with Life Re, the total amount per life automatically ceded to Life Re, under all Agreements combined, shall not exceed the automatic binding limits available to the Company under the Agreement with the highest binding authority. Life Re shall accept automatic reinsurance when (a) the Company already has for its own account its maximum limit of retention on the life and for this reason alone is not retaining any portion of the insurance applied for on a current application, and (b) in the Company's opinion there has been no adverse change in the insurance status of the risk

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         since the Company's last acceptance for its own retention. A risk as defined in the following categories is not eligible for reinsurance under this paragraph:

                  a)       A jumbo risk as defined in paragraph 3 below.

                  b) A risk which has been sent to Life Re or any other reinsurer for facultative underwriting consideration.

         2.       COVERAGES

                  Life insurance is exclusively the coverage or risks reinsured automatically under paragraph 1, to the extent that limits per life are specified in Schedule A attached. The life insurance includes both basic policies and term riders providing life insurance protection. Life insurance resulting from a group conversion, where full evidence of insurability has not been secured, will not be included under this Treaty.

         3.       JUMBO RISK

                  A jumbo risk is one where the papers of the Company, including all papers that are part of the current application, indicate that the person to be insured has or will have total insurance in force in all companies greater than:

                                              LIFE
                                              ----
                  All Ages                $10,000,000

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         4.       REGULAR LIMITS OF RETENTION

                  The Company may modify its regular limits of retention, detailed in Schedule A, by giving thirty (30) days' written notice to Life Re. The amount of reinsurance to be ceded and accepted automatically after the new limits take effect will be determined by mutual Agreement.

                                   ARTICLE II

                             FACULTATIVE REINSURANCE

                  When reinsurance is not available as Automatic Reinsurance under Article I, the Company may submit, for consideration by Life Re, a request for any amount of reinsurance of the coverages in Article
         I.2. that the Company may require. Even though reinsurance is available as Automatic Reinsurance under Article I, the Company may choose to submit, for consideration by Life Re, a request for any amount of reinsurance of the coverages in Article I.2. that the Company may require.

                                   ARTICLE III

                                    LIABILITY

         1.       AUTOMATIC REINSURANCE LIABILITY

                  The liability of Life Re on any automatic reinsurance under this Agreement begins and ends at the same time as that of the Company provided that such an automatic application shall not have been submitted to any other reinsurer for facultative underwriting consideration.

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         2.       FACULTATIVE REINSURANCE LIABILITY

                  The liability of Life Re on any facultative reinsurance under this Agreement begins and ends at the same time as that of the Company, provided that:

                  a) Life Re has given the Company an unconditional approval on the application for reinsurance, and

                  b) the Company has notified Life Re of its acceptance of such offer.

                                   ARTICLE IV

                               AMOUNT OF INSURANCE

         1.       AMOUNTS

                  Life insurance under this Agreement shall be on a Yearly Renewable Term plan for the amount at risk under the policy reinsured.

                  In the year of issue the amount at risk is defined as the amount of insurance reinsured. In all subsequent policy years, the amount at risk is defined as the amount of insurance reinsured less 25% of the accumulated policy value on the entire policy at the end of the prior year for automatic reinsurance, less one-third of the accumulated policy value at the end of the prior year for special automatic reinsurance, and less all accumulated policy values for facultative reinsurance and any exchanges.

                  Increases in the death benefit that are underwritten in accordance with State Mutual's usual underwriting standards for individually selected risks for new issue will be considered as new insurance for the purpose of determining the reinsurance amount at risk.

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         2.       MINIMUM AMOUNTS

                  Amounts of reinsurance less than $50,001 will not be ceded under this Agreement. The minimum in-force net amount at risk if $25,001. Amounts less than $25,001 will be recaptured.

                                    ARTICLE V

                      PROCEDURES TO EFFECT BULK REINSURANCE

         1.       GENERAL INFORMATION

                  Life Re will accept, on a bulk basis, reinsurance in amounts per life, up to those shown in Schedule A.

         2.       AUTOMATIC REINSURANCE

                  Within ten (10) days following the closed of the calendar month, the Company will forward to Life Re a statement of premiums due, reserves, and policy data as shown in Part I of Schedule B. The statements will show the premium due on new reinsurance effected in the preceding month and on existing reinsurance with anniversaries in the preceding month and the pro-rata adjustments for changes in reinsurance. The Company will remit a check for the balance indicated to Life Re along with the statement of reinsurance. If a balance is due the Company, it will be remitted by Life Re promptly.

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         3.       FACULTATIVE REINSURANCE

                  When a company requests facultative reinsurance, the application will be made by submitting to Life Re Form 2068, Bulk Preliminary Notification, shown in Part II of Schedule B (or a mutually agreeable form). It will send to Life Re any and all information it has about the risk, including specifically, but not limited to, copies of the application, medical examiners' reports, attending physicians' statements, inspection reports, and other reports and other papers bearing on the insurability of the risk. Upon receipt of the application, Life Re will analyze the risk promptly and as soon as possible notify the Company of its decision and its classification of the risk. After the Company's policy has been paid for and delivered, the Company will activate the Facultative cession on the Company's reinsurance system, within 120 days of Life Re's decision to accept the case. When the preceding facultative procedures have been satisfied
         Article V, paragraphs 2 and 4, apply to Facultative as well as Automatic Reinsurance. A facultative indicator must be present on the monthly reinsurance transaction and inforce reports.

         4.       ANNUAL REPORTS

                  Within thirty days of the end of each calendar year, the Company will forward to Life Re a seriatim listing of reinsured cessions to support the reserve and inforce portions of the bulk report.

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                                   ARTICLE VI

                                    PREMIUMS

         1.       LIFE INSURANCE

                  Premiums per $1,000 for life insurance rated standard and substandard are given in Part I of Schedule C. The premiums per $1,000 are applied to the amount of life reinsurance as outlined in Article
         IV.1. Substandard premiums are to be calculated utilizing the rates shown in Part I of Schedule C increased by 25% for each table rating. A policy fee, when applicable, is charged in each year in addition to the premium based on the amount of life insurance. Life Re anticipates that these premiums will be continued indefinitely for all business ceded under this Agreement. For the purpose of satisfying requirements for deficiency reserves imposed by various state insurance departments, Life Re will guaranty for renewal the greater of the premiums provided in this Agreement or premiums based on the 1980 CSO Table at 2.5% interest. When the Company charges a flat extra premium, whether alone or in addition to a premium based on a multiple table, the Company will pay this premium less the discounts detailed in Part II of Schedule C, on the reinsurance amount in addition to the standard or multiple table premium for the rating and plan of reinsurance. Life Re will not contribute to dividends paid by the Company unless noted in Part II of Schedule C. If Life Re contributes to dividends, it will not participate in an increase in the dividend scale unless agreed to in writing prior to the effective date of the improved dividend scale.

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         2.       PRELIMINARY TERM INSURANCE

                  If the Company issues a policy with preliminary term insurance, the reinsurance premium for the preliminary term period will be paid to Life Re at the same rate the Company charges for the policies on which reinsurance in Life Re is based less commissions at the percentage paid by the Company.

                  This rule applies to all benefits under the preliminary term insurance. For the First policy year after the preliminary term period, the premiums and discounts for all benefits will be computed at first year rates.

         3.       PREMIUM TAXES

                  Life Re will not reimburse the Company for state premium taxes on reinsurance premiums received from the Company.

         4.       PAYMENTS

                  Premiums are payable annually in advance. If reinsurance is reduced, terminated, increased or reinstated during the year, pro-rata adjustment will be made by Life Re and the Company on all premium items except policy fees.

         5.       NONPAYMENT OF REINSURANCE PREMIUMS

                  Except as provided in Article XII.4., the payment of reinsurance premiums shall be a condition precedent to the liability of Life Re under reinsurance covered by this Agreement. In the event of nonpayment of reinsurance premiums as provided in this Article, Life Re shall have the right to terminate the reinsurance under all policies having reinsurance premiums in arrears.

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         6.       MISSTATEMENTS

                  If the insured's age or sex was misstated and the amount of insurance on the Company's policies is adjusted, the Company and Life Re will share the adjustment in proportion to the amount of liability of each at the time of issue of the policies. Premiums will be recalculated for the correct age or sex and amounts according to the proportion as above and adjusted without interest. If the insured is still alive, the method above will be used for past years and the amount of reinsurance and premium adjusted for the future to the amount that would have been correct at issue.

                                   ARTICLE VII

                                     CLAIMS

         1.       NOTICE

                  The Company shall notify Life Re promptly after receipt of any information on a claim where reinsurance is involved, and it shall furnish to Life Re as soon as possible the completed reinsurance claim form and copies of all claim papers and proofs.

         2.       AUTHORIZATION FOR PAYMENT

                  a)       AUTOMATIC REINSURANCE

                           Life Re shall follow the decision of the Company on payment of a claim arising from a policy ceded to Life Re on an automatic basis.

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                  b)       FACULTATIVE REINSURANCE

                           With respect to any claim arising from a policy ceded to Life Re on a facultative basis where the Company has retained less than 50% of the insurance and the claim is within the contestable period of the policy, he Company shall confer with Life Re before settlement. In other cases, Life Re shall follow the decision of the Company on payment of the claim.

         3.       PAYMENT

                  For life and additional indemnity claims, Life Re shall pay its share in a lump sum to the Company, without regard to the form of claim settlement of the Company.

                  a)       BULK REPORTED BUSINESS

                           Claims payments shall be the actual reinsured net amount at risk.

         4.       EXPENSES

                  Life Re shall share in the claim expense of any contest or compromise of a claim in the same proportion that he net amount at risk reinsured hereunder bears to the total net risk of the Company on all policies being contested by the Company, and it shall share in the total amount of any reduction in liability in the same proportion. Claim expense shall include, but not be limited to, cost of investigation, legal fees, court costs, and interest charges. Compensation of salaried officers and employees and any possible extra-contractual damages shall be not considered covered expenses.

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         5.       MISSTATEMENTS

                  In the event of an increase or reduction in the amount of the Company's insurance on any policy reinsured hereunder because of an overstatement or understatement of age or misstatement of sex, established after the death of the insured, the Company and Life Re shall share in such increase or reduction in proportion to their respective net amounts at risk under that policy.

         6.       CONTESTED CLAIMS

                  (a) The Company shall give Life Re prompt notice of any claim submitted on a policy reinsured hereunder and prompt notice of the instigation of any legal proceedings in connection therewith. Copies of proofs or other documents bearing on such claim or proceeding shall be furnished to Life Re when requested.

                  (b) With respect to the administration, negotiation, payment, denial or settlement of any claim or legal proceeding, the Company shall act with good faith and in accord with its standard practices applicable to all claims, whether reinsured or not. Life Re shall pay, at its Home Office, its share of net reinsurance liability upon receiving proper evidence of the Company's having settled with the claimant. Payment of net reinsurance liability on account of death or dismemberment shall; be made in one lump sum. Net reinsurance liability is the reinsurance amount at risk (the death benefit reinsured less the cash value under the policy) plus any unusual expenses covered under the settlement of claims provisions.

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                  (c)      If the Company should contest or compromise any claim
                           or proceeding and the amount of net liability thereby be reduced, or if at any time the Company should recover monies from any third party in connection with or arising out of any claim reinsured by Life
                           Re, Life Re's reinsurance liability shall be reduced or Life Re shall share in the recovery, as the case may be, in the proportion that the net liability of Life Re bore to the total net liability existing as of the occurrence of the claim. As used in this section, "recovery" shall include, but not be limited to, settlements, judgments, awards and insurance payments of any kind.

                  (d) Any unusual expenses incurred by the Company in defending or investigating a claim for policy liability or in taking up or rescinding a policy reinsured hereunder shall be participated in by Life Re in the same proportion as described in section (c) above.

                  (e) In no event shall the following categories of expenses or liabilities be considered, for purposes of this Agreement, as "unusual expenses" or items of "net reinsurance liability:"

                           1.       routine investigative or administrative
                                    expenses;

                           2. expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits which the Company admits are payable;

                           3. expenses, fees, settlements, or judgments arising out of or in connection with claims against the Company for punitive or exemplary damages.

                  (f) Life Re shall be liable for any and all compensatory charges in the proportion net reinsurance liability bears to the total net amount at risk.

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                  (g)      In the event that the amount of insurance provided by
                           a policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex established after the death of the insured, the net reinsurance liability of Life Re shall increase or reduce in the proportion that the net reinsurance liability of Life Re bore to the sum of the net retained liability of the Company and the net liability of other reinsurers immediately prior to the discovery of such misstatement of age or sex. Reinsurance policies in force with Life Re shall be reformed on the basis of the adjusted amounts, using premiums and reserves applicable to the correct age and sex. Any adjustment in reinsurance premiums shall be made without interest. Life Re shall refund to the Company any reinsurance premiums, without interest, unearned as of the date of death of the life reinsured hereunder.

                  (h) If the Company pays interest from a specified date, such as the date of death of the insured, on the contractual benefit of a policy reinsured under this Agreement, Life Re shall indemnify the Company for Life Re's share of such interest. Interest paid by Life Re under this section shall be computed at the same rate and commencing as of the same date as that paid by the Company. The computation of interest paid by Life Re under this section shall cease as of the earlier of (1) the date of payment of Life Re's share of reinsurance liability and (2) the date of termination of the period for which the reinsured has paid such interest.

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         7.       UNUSUAL EXPENSES

                  Notwithstanding anything in this Agreement to the contrary, the term "unusual expenses" as used in this Agreement shall include, but not be limited to:

                  (a) any extra contractual award (including, but not limited to, punitive or exemplary damages) imposed against the Company by a court or regulatory body, except to the extent that the award is based on conduct of the Company which Life Re did not have knowledge of nor acquiesced in and which was in bad faith. For purposes of this provision, in determining whether the Company's conduct was in bad faith, the decision of the court or regulatory body will not be binding. Rather, the conduct will only be considered to have been in bad faith to the extent it deviates from accepted standards of conduct among those familiar with the operation of the insurance and reinsurance business; and

                  (b) any legal fees and costs incurred by the Company in defending or investigating a claim for policy liability or in taking up or rescinding a policy reinsured under this Agreement.

                  For purposes of this Agreement, any penalties, attorney's fees, and interest imposed automatically by statute against the Company and arising solely out of judgment being rendered against the Company in a suit for policy benefits reinsured under this Agreement shall, in any event, be considered "unusual expenses".

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         8.       ASSISTANCE AND ADVICE

                  At the request of the Company, Life Re shall advise on any claim concerning business reinsured hereunder and, when such a claim appears to be of doubtful validity, it shall assist the Company in its determination of liability and in the best procedure to follow with respect to the claim.

                                  ARTICLE VIII

                                    RECAPTURE

         1.       RECAPTURE

                  If the Company increases its limits of retention, it may make a corresponding reduction in the reinsurance in force under this Agreement on all persons where the Company has maintained its maximum limit of retention as detailed in Schedule A. No reinsurance, however, shall be recaptured under this provision before the end of the tenth policy hear, and no reinsurance may be recaptured where the Company retained less than its maximum retention in effect at the time the policy was issued.

         2.       METHOD OF RECAPTURE

                  If the Company elects to recapture, it will notify Life Re in writing within ninety (90) days from the effective date of its increase in retention. At the next anniversary (or the tenth

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         anniversary, if later) of the Company's policy, the reinsurance will be reduced to increase the total retained by the Company to its new maximum. If the reinsurance on any policy for any person is reduced under this provision, all must be reduced. If two or more reinsurers have reinsurance on the same person, Life Re's share of the reduction will be in proportion to its share of the total reinsurance on the person.

                                   ARTICLE IX

                     REDUCTIONS, REINSTATEMENTS AND CHANGES

         1.       REDUCTIONS AND TERMINATIONS

                  Reinsurance amounts are calculated in terms of coverages on the life of a person. If any of the Company's policies or riders on the person are reduced or terminated, the reinsurance in force will be reduced by the corresponding amount. The reduction will not be applied to force the Company to reassume more than its regular retention limit at the time of the reduction for the age at issue, mortality rating and form of the policy or policies for which reinsurance is being terminated. The reduction first shall be applied to reinsurance, if any, on the particular policy reduced. If the reduction exceeds the amount of reinsurance on that policy, the reduction shall then be applied to reinsurance on other policies on that life in the order in which the policies were effected, the first effected shall be the first terminated or reduced. If reinsurance has been ceded to more than one reinsurer, the reduction in Life Re's insurance will be in proportion to the reduction in the total. After the proportion has been determined, the rules above will be used.

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         2.       REINSTATEMENTS

                  a)       AUTOMATIC REINSURANCE

                           A policy of the Company, ceded to Life Re on an automatic basis, that was reduced, terminated, or lapsed, if reinstated by the Company under its regular rules, will be reinstated automatically to the amount that would be in force had the policy not been reduced, terminated or lapsed.

                  b)       FACULTATIVE REINSURANCE

                           A policy of the Company that was reduced, terminated, or lapsed, if ceded to Life Re on a facultative basis, will require approval by Life Re prior to reinstatement of such a policy, if the Company has retained less then 50% of the risk. Upon such approval, reinsurance for the policy will be for the amount that would be in force had the policy not been reduced, terminated or lapsed.

                  In connection with all such reinstatements the Company shall pay Life Re all reinsurance premiums and interest in like manner as the Company has received under its policy.

         3.       NONFORFEITURE BENEFITS

                  Life Re shall not participate in nonforfeiture benefits.

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         4.       POLICY LOANS

                  Life Re will not make policy loans on policies reinsured under this Agreement.

         5.       CONTRACTUAL CONVERSIONS AND EXCHANGES

                  In the event of a contractual conversion or exchange, understood to be one which requires no evidence or insurability, the reinsurer of the original policy shall reinsure the risk resulting from such conversion or exchange rates shown in Part I of Schedule C point-in- scale. The reinsured Net Amount at Risk on the policy resulting from such conversion or exchange shall not exceed the current reinsured Net Amount at Risk on the policy or policies being converted or exchanged. If, however, the conversion or exchange results in an increase in the risk, the amount of increase shall be subject to evidence of insurability.

         6.       NON CONTRACTUAL EXCHANGES

                  If Life Re is the insurer of the original policy, non contractual exchanges shall be subject to evidence of insurability. Reinsurance premiums for the risk resulting from the exchange shall be the agreed upon exchange premiums. If a reinsurer other than Life Re is the insurer of the original policy, non contractual exchanges shall be subject to evidence of insurability and may be submitted to Life Re as new business.

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                                    ARTICLE X

                                   INSOLVLENCY

                  All reinsurance under this Agreement will be paid by Life Re directly to the Company, its liquidator, receiver, or statutory successor, on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Company. In the event of the insolvency of the Company, the liquidator, receiver, or statutory successor of the Company will give written notice of a pending claim against the Company on any policy reinsured within a reasonable time after the claim is filed in the insolvency proceedings. While the claim is pending, Life Re may investigate and interpose, at its own expense, in the proceedings where the claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator, receiver, or statutory successor. The expense incurred by Life Re will be charged, subject to court approval, against the Company as an expense of liquidation to the extent of a proportionate share of the benefit that accrues to the Company as a result of the defenses by Life Re. Where two or more reinsurers are involved and a majority in interest elect to defend a claim, the expense will be apportioned in accordance with the terms of the Reinsurance Agreement as if the expense had been incurred by the Company.

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                                   ARTICLE XI

                                   ARBITRATION

                  Life Re and the Company intend that any dispute between them under or with respect to this Agreement be resolved without resort to any litigation. Accordingly, Life Re and the Company agree that they will negotiate diligently and in good faith to agree on a mutually satisfactory resolution of any such dispute; provided, however, that if any such dispute cannot be resolved by them within sixty calendar days (or such longer period as the parties may agree) after commending such negotiations, Life Re and the Company agree that they will submit such dispute to arbitration in the manner specified in, and such arbitration proceeding will be conducted in accordance with, the rules of the American Arbitration Association.

                  The arbitration hearing will be before a panel of three arbitrators, each of whom must be a present or former officer of a life insurance or life reinsurance company. Life Re and the Company will each appoint one arbitrator by written notification to the other party within thirty calendar days after the date of the mailing of the notification initiating the arbitration. These two arbitrators will then select the third arbitrator within sixty calendar days after the date of the mailing of the notification initiating arbitration.

                  If either Life Re or the Company fail to appoint an arbitrator, or should the two arbitrators be unable to agree upon the choice of a third arbitrator, the president of the American Arbitration Association or of its successor organization or (if necessary) the president of any similar organization designated by lot of Life Re and the Company within thirty calendar days after the request will appoint the necessary arbitrators.

                  The vote or approval of a majority of the arbitrators will decide any question considered by the arbitrators; PROVIDED, HOWEVER, that if no two arbitrators reach the same decision, then the average of the two closest mathematical determinations will constitute the decision of all three arbitrators. The place of arbitration will be Stamford, Connecticut. Each decision (including without limitation each award) of the arbitrators will be final and binding on all parties and will be nonappealable, and (at the request of either Life Re or the Company) any award of the arbitrators may be confirmed by a judgment entered by any court of competent jurisdiction. Any award or judgment will bear interest at an appropriate interest rate. Each party will be responsible for paying (a) all fees and expenses charged by its respective counsel, accountants, actuaries, and other representatives in conjunction with such arbitration and (b) one-half of the fees and expenses charged by each arbitrator.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         1.       POLICY FORMS AND RATES

                  The Company will furnish Life Re with a copy of its application forms, policy and rider forms, premium and non-forfeiture value manuals, reserve tables and any other forms or tables needed for proper handling of reinsurance under this Agreement. It will advise Life Re promptly of any changes or new forms it may adopt from time to time.

         2.       REINSURANCE CONDITIONS

                  The reinsurance is subject to the same limitations and conditions as the insurance under the policy or policies written by the Company on which the reinsurance is based.

         3.       EXPENSES

                  The Company will bear the expense of all medical examinations, inspection fees, and other charges in connection with the original policy.

         4.       ERRORS AND OMISSIONS

                  If either the Company or Life Re shall fail to perform an obligation under this Agreement, and such failure shall be the result of an Error on the part of the Company or Life Re, such Error shall be corrected by restoring both the Company and Life Re to the positions they would have occupied had no such Error occurred. For this purpose Error shall mean any clerical mistake made inadvertently, excluding errors of judgment and all other forms of error. For business reported but not covered under the provisions of this Agreement, Life Re shall be obligated only for the return of premium paid.

         5.       OFFSET

                  Any amount which either the Company or Life Re is contractually obligated to pay to the other party may be paid out of any amount which is due and unpaid under this Agreement or under any other agreement heretofore or hereafter entered into between the Company and Life Re. The application of this offset provision shall not be deemed to constitute diminution in the event of insolvency.

         6.       INSPECTION

                  At any reasonable time, Life Re may inspect the original papers and any and all books or documents at the Home Office of the Company relating to or affecting reinsurance under this Agreement.

                                  ARTICLE XIII

                              DURATION OF AGREEMENT

                  This Agreement will be effective on and after the effective date stated in Article XIV. It is unlimited in duration but may be amended by mutual consent of the Company and Life Re. It may be terminated as to new reinsurance by either party giving ninety (90) days' written notice to the other. Termination as to new reinsurance does not affect existing reinsurance. That reinsurance will remain in force until termination of the Company's policy or policies on which the reinsurance is based in accordance with the terms of this Agreement.

                                   ARTICLE XIV

                                    EXECUTION

                  In witness of the above, this Agreement is signed in duplicate at the dates and places indicated with an effective date of January 1, 1993, and shall apply to eligible policies applied for on and after such date and eligible policies applied for on and after such date which were backdated for up to six (6) months to save age.

                                                              STATE MUTUAL LIFE ASSURANCE
         Date:    March 8, 1994                               COMPANY OF AMERICA
                  -----------------------------------

         Place:   Worcester, MA                               By:      /s/ Robert P. Mills, Jr.
                  -----------------------------------                  -----------------------------------

         Witness: /s/                                         Title:   AVP & Actuary
                  -----------------------------------                  -----------------------------------

                                                              LIFE REASSURANCE
         Date:    February 22, 1994                           CORPORATION OF AMERICA
                  -----------------------------------

         Place:   Stamford, CT                                By:      /s/
                  -----------------------------------                  -----------------------------------

         Witness: /s/                                         Title:   Assistant Vice President
                  -----------------------------------                  -----------------------------------

         Amendment I to Reinsurance Agreement 5785-1 (Automatic Non Refund Bulk
         - Universal Life) between the STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts, and the LIFE REASSURANCE CORPORATION OF AMERICA of Stamford, Connecticut.

         AMENDMENT I.

         Effective July 1, 1993, the following products are added to the terms of this Agreement.

                           ELPLUS 93 (FORM NUMBER 1019-93)
                           VEL93 (FORM NUMBER 1018-93)

         All provisions of the Reinsurance Agreement not in conflict with the provisions of these Amendments will continue unchanged.

         These Amendments are signed in duplicate at the dates and places indicated with an effective date of July 1, 1993.

                                                              STATE MUTUAL LIFE ASSURANCE
         Date:    March 8, 1994                                    COMPANY OF AMERICA
                  -----------------------------------

         Place:   Worcester, MA                               By:      /s/ Robert P. Mills, Jr.
                  -----------------------------------                  -----------------------------------

         Witness: /s/                                         Title:   AVP & Actuary
                  -----------------------------------                  -----------------------------------

                                                              LIFE REASSURANCE
         Date:    February 22, 1994                           CORPORATION OF AMERICA
                  -----------------------------------

         Place:   Stamford, CT                                By:      /s/
                  -----------------------------------                  -----------------------------------

         Witness: /s/                                         Title:   Assistant Vice President
                  -----------------------------------                  -----------------------------------


LIFE RE AGREEMENT I, AGREEMENT #5785-1

                                   SCHEDULE A

                             AGREEMENT NUMBER 5785-1

         PART I - RETENTION LIMITS OF STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

         A.       LIFE

                                            STANDARD RISKS,
                                            SPECIAL CLASSES            SPECIAL CLASSES
                                            A THROUGH H AND            J, L, & P, AND
                                            FLAT EXTRAS OF             FLAT EXTRAS OF
                  AGES                      $20.00 OR LESS             $20.01 AND OVER
                  ----                      --------------             ---------------
                  0                         $    500,000               $    250,000
                  1 - 60                       2,000,000                  1,000,000
                  61 - 70                      1,000,000                    500,000
                  71 - 80                        500,000                    250,000

         NOTES:

                  (1) The above maximum limits are also the maximums on any one life for all plans and riders combined.

                  (2)      The minimum size reinsurance case will be $50,001.

                  AVIATION

                           Any situation involving aviation will use a $500,000 retention.

          B.  WAIVER OF MORTALITY RISK PREMIUM

              Fully Retained

          C.  ACCIDENTAL DEATH BENEFIT

              Fully Retained.


                                                                 Schedule A cont

                                                                Schedule A, Pg 2

         PART II - AUTOMATIC BINDING LIMITS (THROUGH AGE 80)

         A.       LIFE

                  a)       OTHER THAN SPECIAL AUTOMATIC

                           Three and one-third (3 1/3) times life retention of which the maximum to Life Re shall be $2,000,000 or 25% of the excess.

                  b)       SPECIAL AUTOMATIC

                           If the Company retains less than its maximum retention, Life Re shall accept automatically reinsurance in an amount not to exceed 25% of the issue amount.

         B.       WAIVER OF MORTALITY RISK PREMIUM

                  None

         C.       ACCIDENTAL DEATH BENEFIT

                  None

         PART III - PLANS COVERED

                 The preceding schedules refer to insured lives whose surnames begin with the letters A through Z under the following SMA Life Assurance Company Life Plans: Exceptional Life Plus, Exceptional Life II, Variable Exceptional Life, Exceptional Retirement Life II and Exceptional Advantage.

                               SCHEDULE B - PART I

                             AGREEMENT NUMBER 5785-1

         SELF-ADMINISTERED REINSURANCE

         POLICY TRANSACTION DETAIL REPORT

         A. The policy detail report should be broken down into the following categories:

                  1 - New Business
                  2 - First Year Other Than New Business*
                  3 - Renewals
                  4 - Terminations - (First year/Renewal split optional,
                                      subtotals by termination type optional).
                  5 - Changes - (First year/Renewal split optional, subtotals by change type optional).

                  *If premium mode other than annual.

                  Subtotals should be provided by plan code for each of the above categories. Where smokers and non-smokers are not assigned separate plan codes, subtotals for the above should be further broken down to provide totals by smoking habit.

                  Automatic and facultative business should be shown separately for each of the five categories above.

                  If more than one currency is involved per treaty, provide separate reports by currency.

                  If there is any qualified pension business ceded, please provide separate reporting.

         B.       FIELD DESCRIPTIONS

                  1.    Insured Information

                         Name - Full name (Last, first, middle) for insured

                         DOB - Full date of birth (MM/DD/YY) for insured

                                 Sex - M/F

                                                                Schedule B cont.

                                                                Schedule B, Pg 2

                  S/N - Smoker habit. Up to three spaces should be allotted for this field to accommodate codes relevant to the treaty reported. Suggested codes are:

                        S    -   Smoker
                        N    -   Nonsmoker
                        A    -   Aggregate (or composite)
                        PN   -   Preferred nonsmoker
                        PS   -   Preferred smoker

                  Age - Actual age at issue

                  ST - State of residence

2.       Policy Information

              Policy No. - Ceding company's policy number.
                         - Policies should be listed in numerical order.

              Plan       - Ceding company's plan code.

              DOI        - Full policy date (MM/DD/YY). This is the date
                           from which renewal processing will be driven.

              DRN        - Duration from original policy date (i.e., where
                           attained scale rates apply to policy conversions or replacements).

              A/F        - Automatic/Facultative indicator. Business
                           ceded on a fac/ob basis can be indicated by an "0" in this field.

              Rating     - Indicate table if substandard. 100% for standard
                           issues.

              Flat       - Flat extra amount per thousand.

              Yrs        - Duration of flat extra (number of years).


                                                                Schedule B cont.

                                                                Schedule B, Pg 3

              OPT        - For Universal Life plans only, indicate death
                           benefit Option 1 or 2. Under Option 1, the level death benefit option, the amount at risk decreases as the cash value accumulates. Option 2 produces an increasing death benefit, equivalent to the specified amount plus the accumulated cash value. The Reinsured Net Amount at Risk remains level under this option.

              COV        - L - Basic Coverage
                           WP - Waiver of Premium
                           ADB - Accidental Death Benefit

              DIRECT     - Full face amount of the coverage at issue.
              FACE

              REINS.     - Current reinsured amount at risk.
              AAR

              Chg. Amt.  - ANY change to the reinsurance amount at risk since previous report should be illustrated here.

              Chg. Dt.   - Effective date of policy changes. Applies to
                           termination and change reports, may be blank for new business and renewals.

              TR.        - Transaction type (see list in Part C below).

              Base Prem. - Gross premium due for each coverage (excluding substandard premium amounts).

              SStd. Prem.- Gross substandard premium, i.e., multiple and/or flat extra premiums, if applicable.

              Base Allow.- Allowance (commission) due on base premium amount.

              SStd Allow.- Allowance (commission) due on substandard premium amount.

              Net        - Net amount due per coverage.


                                                                Schedule B cont.

                                                                Schedule B, Pg 4
C.       TRANSACTION TYPES

         Suggested alpha codes for each of the various transaction types are:

         1.   NB - New Business

         2.   FO - First year other than New Business

         3.   RL - Renewal

         4.   Terminations

              LP       -   Lapse
              NT       -   Not Taken
              SR       -   Surrender
              EX       -   Expiry
              DH       -   Death
              RC       -   Recapture

          5.  Changes

              RS       -   Reinstatement
              IC       -   Increase
              DC       -   Decrease
              CA       -   Conversions on
              CO       -   Conversions off
              RA       -   Internal Replacements on
              RO       -   Internal Replacements off
              ET       -   ETI
              RP       -   Reduced Paid Up
              MS       -   Misc. (e.g. name changes, benefit additions)

                               SCHEDULE B, PART I

            SELF ADMINISTERED/BULK REINSURANCE SUMMARY REPORTING FORM

                                Omitted 10 Pages

                          SCHEDULE C - PART I (Amended)

       Annual Mortality Charges for Plans Outlined In Schedule C - Part II

                                 Omitted 1 Page




LIFE RE AMENDMENT III, AGREEMENT #5785-1

Amendment IV to Reinsurance Agreement 5785-1 (Automatic Non Refund Bulk - Universal Bulk) between the STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts, and the LIFE REASSURANCE CORPORATION OF AMERICA of Stamford, Connecticut.

AMENDMENT IV.

Effective July 1, 1993, Schedule C, Part II is herby voided and replaced by the attached Schedule C, Part II - Amended.

All provisions of the Reinsurance Agreement not in conflict with the provisions of this Amendment will continue unchanged.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of July 1, 1993.

                                                     STATE MUTUAL LIFE ASSURANCE
Date:    July 6, 1994                                COMPANY OF AMERICA
         -----------------------------------

Place:   Worcester, MA                               By:      /s/ Robert P. Mills, Jr.
         -----------------------------------                  -----------------------------------

Witness: /s/                                         Title:   AVP & Actuary
         -----------------------------------                  -----------------------------------

                                                     LIFE REASSURANCE
Date:    May 16, 1994                                CORPORATION OF AMERICA
         -----------------------------------

Place:   Stamford, CT                                By:      /s/
         -----------------------------------                  -----------------------------------

Witness: /s/                                         Title:   Assistant Vice President
         -----------------------------------                  -----------------------------------


LIFE RE AMENDMENT IV, AGREEMENT #5785-1

                         SCHEDULE C - PART II (AMENDED)

                                    DISCOUNTS

                             AGREEMENT NUMBER 5785-1

The discounts granted for reinsurance amounts expressed as a percentage of the premium rate charged by the Company are shown below for the applicable benefit:

PLAN OF INSURANCE                                         DISCOUNTS

                                                          NON-SMOKER

SMOKER

EXCEPTIONAL LIFE PLUS                         1st Year        100%          100%
EXCEPTIONAL LIFE PLUS 93                      2 - 10           55%           50%
EXCEPTIONAL LIFE II                           11th + Later     34%           26%
VARIABLE EXCEPTIONAL LIFE
VARIABLE EXCEPTIONAL LIFE 93
EXCEPTIONAL RETIREMENT LIFE II
EXCEPTIONAL ADVANTAGE*
OTHER INSURED RIDER

* The Exceptional Advantage Plan will be discounted 5% on the single life reinsurance premiums for the two insureds.

For substandard table extras, discounts will be the same as those shown for standard ratings.

The allowance for commissions granted for reinsurance amounts expressed as a percentage of the premium rate charged by the Company are shown below for the applicable benefit.

                              BENEFIT          FIRST YEAR         RENEWAL YEARS

Life Insurance - Flat Extra Premiums

     Aviation Hazard                               10%                 10%
     Temporary Extras (5 yrs. or less)             10%                 10%
     Permanent Extras (5 yrs. or more)            100%                 10%

                                                         EFFECTIVE: JULY 1, 1993

LIFE RE AMENDMENT IV, AGREEMENT #5785-1

Amendment V to Reinsurance Agreement 5785-1 (Automatic Non Refund Bulk - Universal Life) between the STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts, and the LIFE REASSURANCE CORPORATION OF AMERICA of Stamford, Connecticut.

AMENDMENT V.

Effective April 1, 1994, all business produced through NEW YORK for the Exceptional Life Plus 93 and Variable Exceptional Life 93 plans will be ceded directly to Life Reassurance Corporation of America.

All provisions of the Reinsurance Agreement not in conflict with the provisions of this Amendment will continue unchanged.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of April 1, 1994.

                                                     STATE MUTUAL LIFE ASSURANCE
Date:    July 6, 1994                                COMPANY OF AMERICA
         -----------------------------------

Place:   Worcester, MA                               By:      /s/ Robert P. Mills, Jr.
         -----------------------------------                  -----------------------------------

Witness: /s/                                         Title:   AVP & Actuary
         -----------------------------------                  -----------------------------------
                                                     LIFE REASSURANCE
Date:    May 16, 1994                                CORPORATION OF AMERICA
         -----------------------------------

Place:   Stamford, CT                                By:      /s/
         -----------------------------------                  -----------------------------------

Witness: /s/                                         Title:   Assistant Vice President
         -----------------------------------                  -----------------------------------


LIFE RE AMENDMENT V, AGREEMENT #5785-1

Amendment VI to Reinsurance Agreement 5785-1 (Automatic Non Refund Bulk - Universal Life) between the STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts, and the LIFE REASSURANCE CORPORATION OF AMERICA of Stamford, Connecticut.

AMENDMENT VI.

Effective January 1, 1993, Schedule C, Part II - Amended is hereby voided and replaced by the attached Schedule C, Part II - Amended.

All provisions of the Reinsurance Agreement not in conflict with the provisions of this Amendment will continue unchanged.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of January 1, 1993.

                                                     STATE MUTUAL LIFE ASSURANCE
Date:    September 12, 1994                          COMPANY OF AMERICA
         -----------------------------------

Place:   Worcester, MA                               By:      /s/ Robert P. Mills, Jr.
         -----------------------------------                  -----------------------------------

Witness: /s/                                         Title:   AVP & Actuary
         -----------------------------------                  -----------------------------------

                                                     LIFE REASSURANCE
Date:    September 6, 1994                           CORPORATION OF AMERICA
         -----------------------------------

Place:   Stamford, CT                                By:      /s/
         -----------------------------------                  -----------------------------------

Witness: /s/                                         Title:   Vice President
         -----------------------------------                  -----------------------------------


LIFE RE AMENDMENT VI, AGREEMENT #5785-1

                         SCHEDULE C - PART II (AMENDED)

                                    DISCOUNTS

                             AGREEMENT NUMBER 5785-1

The discounts granted for reinsurance amounts expressed as a percentage of the premium rate charged by the Company are shown below for the applicable benefit:

PLAN OF INSURANCE                                                DISCOUNTS

EXCEPTIONAL LIFE PLUS
EXCEPTIONAL LIFE PLUS 93
EXCEPTIONAL LIFE II                                       NON-SMOKER      SMOKER
VARIABLE EXCEPTIONAL LIFE
VARIABLE EXCEPTIONAL LIFE 93             1st Year            100%          100%
EXCEPTIONAL RETIREMENT LIFE II           2 - 10               55%           50%
EXCEPTIONAL ADVANTAGE*                   11th + Later         34%           26%
OTHER INSURED RIDER

* The Exceptional Advantage Plan will be reinsured on a single-life basis. Life Re will also reinsure the Survivorship Rider attached to this plan. No discounts will apply to the Survivorship Rider.

For substandard table extras, discounts will be the same as those shown for standard ratings.

The allowance for commissions granted for reinsurance amounts expressed as a percentage of the premium rate charged by the Company are shown below for the applicable benefit.

                              BENEFIT          FIRST YEAR         RENEWAL YEARS

Life Insurance - Flat Extra Premiums

     Aviation Hazard                               10%                 10%
     Temporary Extras (5 yrs. or less)             10%                 10%
     Permanent Extras (5 yrs. or more)            100%                 10%

                                                      EFFECTIVE: JANUARY 1, 1993

Amendment VII to Reinsurance Agreement 5785-1 (Automatic Non Refund Bulk - Universal Life) between the STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts, and the LIFE REASSURANCE CORPORATION OF AMERICA of Stamford, Connecticut.

AMENDMENT VII.

Effective May 1, 1995 the Select Life Product (Form Number 1027-95) is hereby added to the terms of this Agreement. Schedule A, Page 2 and Schedule C, Part II are hereby voided and replaced by the attached Schedule A, Page 2 and Schedule C, Part II - Amended.

All provisions of the Reinsurance Agreement not in conflict with the provisions of this Amendment will continue unchanged.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of May 1, 1995.

                                                     STATE MUTUAL LIFE ASSURANCE
Date:    October 16, 1995                            COMPANY OF AMERICA
         -----------------------------------

Place:   Worcester, MA                               By:      /s/ Robert P. Mills, Jr.
         -----------------------------------                  -----------------------------------

Witness: /s/                                         Title:   AVP & Actuary
         -----------------------------------                  -----------------------------------

                                                     LIFE REASSURANCE
Date:    October 11, 1995                            CORPORATION OF AMERICA
         -----------------------------------

Place:   Stamford, CT                                By:      /s/
         -----------------------------------                  -----------------------------------

Witness: /s/                                         Title:   Vice President
         -----------------------------------                  -----------------------------------


LIFE RE AMENDMENT VII, AGREEMENT #5785-1
08/02/1995

                                                                      Schedule A
                                                                Page 2 - Amended

         PART II - AUTOMATIC BINDING LIMITS (THROUGH AGE 80)

         A.       LIFE

                  a)       OTHER THAN SPECIAL AUTOMATIC

                           Three and one-third (3 1/3) times life retention of which the maximum to Life Re shall be $2,000,000 or 25% of the excess.

                  b)       SPECIAL AUTOMATIC

                           If the Company retains less than its maximum retention, Life Re shall accept automatically reinsurance in an amount not to exceed 25% of the issue amount.

         B.       WAIVER OF MORTALITY RISK PREMIUM

                  None

         C.       ACCIDENTAL DEATH BENEFIT

                  None

         PART III - PLANS COVERED

                 The preceding schedules refer to insured lives whose surnames begin with the letters A through Z under the following SMA Life Assurance Company Life Plans:

                                    EXCEPTIONAL LIFE PLUS
                                    EXCEPTIONAL LIFE PLUS 93
                                    EXCEPTIONAL LIFE II
                                    VARIABLE EXCEPTIONAL LIFE
                                    VARIABLE EXCEPTIONAL LIFE 93
                                    EXCEPTIONAL RETIREMENT LIFE II
                                    EXCEPTIONAL ADVANTAGE
                                    SELECT LIFE
                                    OTHER INSURED RIDER



                                                          EFFECTIVE: MAY 1, 1995

LIFE RE AMENDMENT VII, AGREEMENT #5785-1
08/02/1995

                         SCHEDULE C - PART II (AMENDED)

                                    DISCOUNTS

                             AGREEMENT NUMBER 5785-1

The discounts granted for reinsurance amounts expressed as a percentage of the premium rate charged by the Company are shown below for the applicable benefit:

PLAN OF INSURANCE                                             DISCOUNTS

EXCEPTIONAL LIFE PLUS
EXCEPTIONAL LIFE PLUS 93
EXCEPTIONAL LIFE II                                    NON-SMOKER       SMOKER
VARIABLE EXCEPTIONAL LIFE
VARIABLE EXCEPTIONAL LIFE 93          1st Year            100%           100%
EXCEPTIONAL RETIREMENT LIFE II        2 - 10               55%            50%
EXCEPTIONAL ADVANTAGE*                11th + Later         34%            26%
OTHER INSURED RIDER

* The Exceptional Advantage Plan will be reinsured on a single-life basis. Life Re will also reinsure the Survivorship Rider attached to this plan. No discounts will apply to the Survivorship Rider.

For substandard table extras, discounts will be the same as those shown for standard ratings.

The allowance for commissions granted for reinsurance amounts expressed as a percentage of the premium rate charged by the Company are shown below for the applicable benefit.

                              BENEFIT         FIRST YEAR          RENEWAL YEARS

Life Insurance - Flat Extra Premiums

     Aviation Hazard                              10%                  10%
     Temporary Extras (5 yrs. or less)            10%                  10%
     Permanent Extras (5 yrs. or more)           100%                  10%


                                                          EFFECTIVE: MAY 1, 1995

LIFE RE AMENDMENT VII, AGREEMENT #5785-1
08/02/1995

Amendment VIII to Reinsurance Agreement 5785-1 (Automatic Non Refund Bulk - Universal Life) between the STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA of Worcester, Massachusetts (the "Company"), and the LIFE REASSURANCE CORPORATION OF AMERICA of Stamford, Connecticut ("Life Re").

AMENDMENT VIII.

Effective October 11, 1995 the party referred to in this Agreement as the "Company" shall hereafter be FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY of Worcester, Massachusetts.

All provisions of the Reinsurance Agreement not in conflict with the provisions of this Amendment will continue unchanged.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of October 11, 1995.

                                                     STATE MUTUAL LIFE ASSURANCE
Date:    March 26, 1996                              COMPANY OF AMERICA
         -----------------------------------

Place:   Worcester, MA                               By:      /s/ Robert P. Mills, Jr.
         -----------------------------------                  -----------------------------------

Witness: /s/                                         Title:   AVP & Actuary
         -----------------------------------                  -----------------------------------

                                                     LIFE REASSURANCE
Date:    March 21, 1996                              CORPORATION OF AMERICA
         -----------------------------------

Place:   Stamford, CT                                By:      /s/
         -----------------------------------                  -----------------------------------

Witness: /s/                                         Title:   Vice President
         -----------------------------------                  -----------------------------------

LIFE RE AMENDMENT VIII, AGREEMENT #5785-1
03/21/1996

Amendment IX to Reinsurance Agreement 5785-1 (Automatic Non Refund Bulk - Universal Life) between FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY of Worcester, Massachusetts (the "Company"), and LIFE REASSURANCE CORPORATION OF AMERICA of Stamford, Connecticut ("Life Re").

AMENDMENT IX.

Effective August 1, 1997 Schedule A, page 1 is hereby voided and replaced by the attached Schedule A, page 1 - amended.

All provisions of the Reinsurance Agreement not in conflict with the provisions of this Amendment will continue unchanged.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of August 1, 1997.

                                                     STATE MUTUAL LIFE ASSURANCE
Date:    August 15, 1997                             COMPANY OF AMERICA
         -----------------------------------

Place:   Worcester, MA                               By:      /s/
         -----------------------------------                  -----------------------------------

Witness: /s/                                         Title:   AVP & Actuary
        ------------------------------------                  -----------------------------------

                                                     LIFE REASSURANCE
Date:    August 12, 1997                             CORPORATION OF AMERICA
         -----------------------------------

Place:   Stamford, CT                                By:      /s/
         -----------------------------------                  -----------------------------------

Witness: /s/                                         Title:   Assistant Vice President
        ------------------------------------                  -----------------------------------

LIFE RE AMENDMENT IX, AGREEMENT #5785-1
08/12/1997

                                   SCHEDULE A

                             AGREEMENT NUMBER 5785-1

         PART I -

         RETENTION LIMITS OF FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

         A.       LIFE

                                            STANDARD RISKS,
                                            SPECIAL CLASSES            SPECIAL CLASSES
                                            A THROUGH H AND            J, L, & P, AND
                                            FLAT EXTRAS OF             FLAT EXTRAS OF
                  AGES                      $20.00 OR LESS             $20.01 AND OVER
                  ----                      --------------             ---------------
                  0                         $    500,000               $    250,000
                  1 - 60                       2,000,000                  1,000,000
                  61 - 70                      1,000,000                    500,000
                  71 - 80                        500,000                    250,000

                  81 - 85                        500,000    (up to Table F)

         Notes:

                  (1) The above maximum limits are also the maximums on any one life for all plans and riders combined.

                  (2)      The minimum size reinsurance case will be $50,001.

              AVIATION

                           Any situation involving aviation will use a $500,000 retention.

          B.  WAIVER OF MORTALITY RISK PREMIUM

              Fully Retained

          C.  ACCIDENTAL DEATH BENEFIT

              Fully Retained.


                                                       EFFECTIVE: AUGUST 1, 1997

LIFE RE AMENDMENT IX, AGREEMENT #5785-1
08/12/1997